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                                                                       EXHIBIT 5

                     [Per-Se Technologies, Inc. Letterhead]

                               September 15, 2004

Board of Directors
Per-Se Technologies, Inc.
1145 Sanctuary Parkway
Suite 200
Alpharetta, Georgia  30004

      Re: Per-Se Technologies, Inc. -- Form S-1 Registration Statement

Ladies and Gentlemen:

      I serve as General Counsel to Per-Se Technologies, Inc., a Delaware corporation (the "Company"). This opinion is furnished in connection with a Registration Statement on Form S-1 (the "Registration Statement") relating to resales of up to $125,000,000 aggregate principal amount of the Company's 3.25% Convertible Subordinated Debentures due 2024 (the "Debentures") and 7,003,037 shares of the Company's voting common stock, par value $.01 per share (the "Shares"), that are initially issuable upon conversion of the Debentures. The Debentures and the Shares are being registered for resale by the holders of the Debentures. This opinion is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

      I have examined the Indenture dated as of June 30, 2004 (the "Indenture"), between the Company and U.S. Bank National Association, as Trustee, and the form of the Debentures, and I have examined and relied upon the originals, or copies identified to my satisfaction, of such records, documents, certificates and other instruments as in my judgment are necessary or appropriate as a basis for the opinion expressed herein. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies, and as to any certificates of public officials, I have assumed the same to have been properly given and to be accurate.

      For the purposes of this opinion, I have assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms, and
(v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence, in connection with the negotiation, execution or delivery of the Indenture.

      This opinion is limited in all respects to the federal laws of the United States of America, the laws of the State of Delaware and the contract laws of the State of New York, and no opinion is expressed herein with respect to any other laws.

      Based upon and subject to the foregoing, I am of the opinion that:

      (i) The Debentures have been duly authorized, executed and delivered by the Company and, assuming the Debentures have been duly authenticated by the Trustee in accordance with the provisions of the Indenture, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, and except as the enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

      (ii) The Shares initially issuable upon conversion of the Debentures have been duly and validly authorized and reserved for issuance upon such conversion by all necessary corporate action, and such Shares, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be duly and validly issued and fully paid and non-assessable.

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Board of Directors
Per-Se Technologies, Inc.
September 15, 2004
Page 2

      This opinion is furnished as of the date hereof, and I assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

      I understand that this opinion is to be used in connection with the Registration Statement. I hereby consent to the filing of this opinion as part of the Registration Statement and to the use of my name therein and in the related prospectus under the caption "Legal Matters." In giving this consent, I do not thereby admit that I am an "expert" within the meaning of the Securities Act of 1933, as amended.

                                          Sincerely,

                                          /s/ PAUL J. QUINER
                                          Paul J. Quiner
                                          Senior Vice President
                                          and General Counsel